Exhibit 3

[Translation]

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

April 26, 2013

To Whom It May Concern:

Company Name: Sumitomo Light Metal Industries, Ltd.

Name of Representative: Shigenori Yamauchi, President

(Stock Code: 5738, First Sections of the Tokyo Stock Exchange and Osaka Stock Exchange)

Contact: Masato Nakamura,

General Manager, General Affairs Department

(TEL: +81-3-3436-9867)

Notice Concerning Personnel Changes in Corporate Officers

Sumitomo Light Metal Industries, Ltd. (“SLM”) hereby announces that, at its Board of Directors’ meeting today, it has informally been decided to carry out the following personnel changes in corporate officers as follows.

In addition, appointment of SLM’s Audit & Supervisory Board Member is conditioned on obtaining approval of its election at SLM’s general shareholders’ meeting, which is scheduled to be held in late June 2013.

Further, the personnel changes as of September 30, 2013 and October 1, 2013 are conditioned on obtaining approvals of the business integration between SLM and Furukawa-Sky Aluminum Corp. (“FSA”) at respective general shareholders’ meetings of SLM and FSA, both of which are scheduled to be held in late June 2013.

Specifics

1. Change of Representative

(Late June 2013)

(1) Resignation

    Kazuhiko Masuda, Chairman of the Board

2. Change of Directors, Member of the Board/ Audit & Supervisory Board Member

(Late June 2013)

(1) Resignation

	Current Position	New Position
Kazuhiko Masuda	Chairman of the Board	Adviser to the President (Adviser to the President, UACJ, as of October 1, 2013)

Hiroshi Ikeda	Director, Member of the Board (Part-time); Managing Executive Officer (President, Sumikei Copper Tube Co., Ltd.)	Resign (President, Sumikei Copper Tube Co., Ltd.)

Eiichi Mohri	Audit & Supervisory Board Member	Resign (Special Technical Adviser, Sumikei Techno Co., Ltd)

(2) New Appointment

	Current Position	New Position
Kazufumi Abe	Managing Executive Officer; Deputy General Manager, Corporate Administration Division	Audit & Supervisory Board Member

(As of September 30, 2013)

(1) Resignation

	Current Position	New Position
Junichiro Ueno	Director, Member of the Board; Senior Managing Executive Officer; General Manager, Production Division	Resign (Special Adviser, UACJ Corporation, as of October 1, 2013)

Makoto Ando	Director, Member of the Board; Senior Managing Executive Officer	Resign (Special Adviser, UACJ Corporation, as of October 1, 2013)

Junji Hatahara	(Standing) Audit & Supervisory Board Member	Resign (Adviser, UACJ Corporation, as of October 1, 2013)

Tetsuya Harada	Audit & Supervisory Board Member (Part-time)	Resign

End

Reference

Organization of Corporate Officers after the General Shareholders’ Meeting and Board of Directors’ Meeting, to be held in late June 2013 (tentative)

1. Directors, Member of the Board/ Audit & Supervisory Board Member

Representative Director, Member of the Board, President	Shigenori Yamauchi	(Standing) Audit & Supervisory Board Member	Junji Hatahara

Representative Director, Member of the Board	Junichiro Ueno	Audit & Supervisory Board Member	Kazufumi Abe (New)

Director, Member of the Board	Syujiro Itoh	Outside Audit & Supervisory Board Member	Tetsuya Harada

Director, Member of the Board	Shigekazu Shiraishi	Outside Audit & Supervisory Board Member	Akari Asano

Director, Member of the Board	Makoto Ando	Outside Audit & Supervisory Board Member	Takashi Sone

Director, Member of the Board	Shigenaga Mimura

Director, Member of the Board (part-time)	Keizo Shoji

2. Executive Officers and Division of Work

Executive Officer	Name	Division of Work (Division of Duties)

President	Shigenori Yamauchi	—

Senior Managing Executive Officer	Junichiro Ueno	Oversee the Production Division (General Manager, Production Division)

Senior Managing Executive Officer	Syujiro Itoh	Oversee the Marketing & Sales Division (General Manager, Marketing & Sales Division)

Senior Managing Executive Officer	Shigekazu Shiraishi	Oversee the Corporate Administration Division (General Manager, Corporate Administration Division)

Senior Managing Executive Officer	Makoto Ando	Special matters pertaining to the President

Managing Executive Officer	Shigenaga Mimura	Responsible for the Internal Control System Development Department, Business Planning Department, Planning & Control Department, and Treasury Department of the Corporate Administration Division (Deputy General Manager, Corporate Administration Division)

Managing Executive Officer	Keizo Shoji	Oversee Sumikei Techno Co., Ltd. (President, Sumikei Techno Co., Ltd.)

Executive Officer	Kazuhisa Shibue	Oversee the Research & Development Center and responsible for the Technology Department of the Production Division (General Manager, Research & Development Center)

Executive Officer	Tatsuro Matsuura	Responsible for Sumikei Techno Co., Ltd. (Director, Member of the Board, Sumikei Techno Co., Ltd.)

Executive Officer	Youji Shimizu	Responsible for the Automotive Materials Market & Sales Department/Nagoya Branch (Deputy General Manager, Marketing & Sales Division)

Executive Officer	Mizuho Taneoka

Responsible for the Sales Administration Department (Deputy General Manager, Marketing & Sales Division)

Responsible for Overseas Business Development Department and Business Planning Department of the Corporate Administration Division (Deputy General Manager, Corporate Administration Division)

Executive Officer	Miyuki Ishihara	Nagoya Works (Deputy General Manager, Production Division/General Manager, Nagoya Works)

Executive Officer	Teiichi Abe	Responsible for Sumikei Techno Nagoya Co., Ltd. (Director, Member of the Board, Sumikei Techno Co., Ltd.; Director, Member of the Board, Sumikei Techno Nagoya Co., Ltd.)

Executive Officer	Teruo Kawashima	Responsible for the Treasury Department, Business Planning Department and CSR Development Section of the General Affairs Department of the Corporate Administration Division (Deputy General Manager, Corporate Administration Division)